UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 10, 2018

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2018, Tiptree Inc. ("Tiptree") entered into a stock purchase agreement (the "Stock Purchase Agreement") with Reliance Investors LLC (the “Seller”). Pursuant to the Stock Purchase Agreement, Tiptree purchased 600,000 shares of its Class A common stock (the "Shares") for aggregate consideration of $3,750,000 (the “Transaction”). Tiptree retired all 600,000 Shares in the Transaction. The Transaction is expected to be accretive to book value and earnings per share on a GAAP basis.

Following the Transaction there are 37,211,515 shares of Tiptree Class A common stock outstanding (excluding 204,542 shares of Class A common stock held by a subsidiary).

As previously disclosed, Tiptree’s Board of Directors extended Tiptree’s authorization to make block repurchases of up to $10 million of Shares in the aggregate, at the discretion of Tiptree's Executive Committee. Following the Transaction, Tiptree’s Executive Committee is authorized to make block repurchases of up to $6,250,000 of Shares in the aggregate.

The foregoing description of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

10.1	Stock Purchase Agreement, dated May 10, 2018, by and between Tiptree Inc. and Reliance Investors LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	May 10, 2018	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer